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                                                                      EXHIBIT 21
                                SUBSIDIARIES OF

                             WHITTAKER CORPORATION

                            A DELAWARE CORPORATION
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                                        PLACE OF
NAME OF COMPANY                      INCORPORATION
---------------                      -------------
U.S. SUBSIDIARIES
-----------------

Blue Bell Lease, Inc.                California

Metropolitan Financial Services      Colorado
  Corporation

Park Chemical Company                Michigan

Whittaker Communications, Inc.       California

Whittaker Controls, Inc.             California

Whittaker Corp.                      Maine

Whittaker Development Co.            Delaware

Whittaker Ordnance, Inc.             Delaware

Whittaker Political Action           California
  Committee, Inc.

Whittaker Porta Bella                California
  Development, Inc.

Whittaker Services Corporation       California

Whittaker Technical                  Colorado
  Products, Inc.

Xyplex, Inc.                         Massachusetts



FOREIGN SUBSIDIARIES
--------------------

Whittaker Communications             England
  Limited
Whittaker International, Inc.        Barbados

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